     As filed with the Securities and Exchange Commission on April 25, 2002

                                                              File No. 333-23613
--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE

                                 AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           THE SECURITIES ACT OF 1933

                             THE TJX COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                                    04-2207613
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                     Identification No.)


                               770 Cochituate Road
                         Framingham, Massachusetts 01701
          (Address of principal executive offices, including zip code)

           THE TJX COMPANIES, INC. GENERAL SAVINGS/PROFIT SHARING PLAN
                            (Full title of the plan)

                               DONALD G. CAMPBELL
                       Executive Vice President - Finance
                             The TJX Companies, Inc.
                               770 Cochituate Road
                         Framingham, Massachusetts 01701
                                 (508) 390-1000
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)


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                                EXPLANATORY NOTE

    This Post-Effective Amendment deregisters 1,000,000 shares of Common Stock, $1.00 par value, of The TJX Companies, Inc. registered for issuance under The TJX Companies, Inc. General Savings/Profit Sharing Plan. No securities were issued pursuant to the Registration Statement.



                                      -2-


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Framingham, The Commonwealth of Massachusetts, on this 22nd day of April, 2002.

                                    The TJX Companies, Inc.


                                    By: /s/ Donald G. Campbell
                                       -----------------------------------------
                                       Name:   Donald G. Campbell
                                       Title:  Executive Vice President-Finance


     Pursuant to the requirement of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                                           Dated:  April   , 2002
------------------------------------
Edmond J. English, President
and Principal Executive Officer
and Director



Donald G. Campbell*                        Dated:  April 22, 2002
------------------------------------
Donald G. Campbell, Executive
Vice President - Finance,
Principal Financial and
Accounting Officer


                                           Dated:  April   , 2002
------------------------------------
David A. Brandon, Director



Bernard Cammarata*                         Dated:  April 22, 2002
------------------------------------
Bernard Cammarata, Director




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


                                            Dated:  April   , 2002
------------------------------------
Gary L. Crittenden, Director


                                            Dated:  April   , 2002
------------------------------------
Gail Deegan, Director



Dennis F. Hightower*                        Dated:  April 22, 2002
------------------------------------
Dennis F. Hightower, Director



Richard Lesser*                             Dated:  April 22, 2002
------------------------------------
Richard Lesser, Director



John F. O'Brien*                            Dated:  April 22, 2002
-------------------------------------
John F. O'Brien, Director



Robert F. Shapiro*                          Dated:  April 22, 2002
--------------------------------------
Robert F. Shapiro, Director



Willow B. Shire*                            Dated:  April 22, 2002
--------------------------------------
Willow B. Shire, Director



Fletcher H. Wiley*                          Dated:  April 22, 2002
--------------------------------------
Fletcher H. Wiley, Director



                                            *By: /s/ Donald G. Campbell
                                                --------------------------------
                                                Donald G. Campbell, for himself
                                                and as attorney-in-fact

                                            Dated:  April 22, 2002


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